EXHIBIT 99.1

Joint Filing Agreement Pursuant to Rule 13d-1

This agreement is made pursuant to Rule 13d-l(k)(1) under the Securities and Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referenced to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: April 26, 2019

CATHAY CAPITAL HOLDINGS II, L.P.

By:	/s/ Paul S. Wolansky
Name: Paul S. Wolansky
Title: Director of General Partner

CATHAY MASTER GP, LTD.

By:	/s/ Paul S. Wolansky
Name: Paul S. Wolansky
Title: Director

NEW CHINA CAPITAL MANAGEMENT, L.P.

By:	/s/ Paul S. Wolansky
Name: Paul S. Wolansky
Title: Director

NCCM, LLC

By:	/s/ Paul S. Wolansky
Name: Paul S. Wolansky
Title: Director

TAM CHINA, LLC

By:	/s/ S. Donald Sussman
Name: S. Donald Sussman
Title: Member

CATHAY AUTO SERVICES LIMITED

By:	/s/ Paul S. Wolansky
Name: Paul S. Wolansky
Title: Director

CATHAY INVESTMENT FUND, LTD.

By:	/s/ Paul S. Wolansky
Name: Paul S. Wolansky
Title: Director

NEW CHINA INVESTMENT MANAGEMENT INC.

By:	/s/ Paul S. Wolansky
Name: Paul S. Wolansky
Title: Director

PAUL S. WOLANSKY

/s/ Paul S. Wolansky

S. DONALD SUSSMAN

/s/ S. Donald Sussman